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                                                               EXHIBIT 23(c)


                     Consent of Ernst & Young LLP


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-26767) pertaining to the Greif Bros. Corporation 1996 Directors Stock Option Plan and (Form S-8 No. 333-26977) pertaining to the Greif Bros. Corporation Incentive Stock Option Plan of our report dated November 24, 1999, with respect to the consolidated financial statements of CorrChoice, Inc., included in the Greif Bros. Corporation Annual Report (Form 10-K) for the year ended October 31, 1999.

/s/ Ernst & Young LLP

Akron, Ohio
January 24, 2000